UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2025

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Pennsylvania Avenue, N.W., Suite 450N,		20037
Washington,	DC
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
5.700% Non-Cumulative Preferred Stock, Series D	AGM.PRD	New York Stock Exchange
5.750% Non-Cumulative Preferred Stock, Series E	AGM.PRE	New York Stock Exchange
5.250% Non-Cumulative Preferred Stock, Series F	AGM.PRF	New York Stock Exchange
4.875% Non-Cumulative Preferred Stock, Series G	AGM.PRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Named Executive Officer

On August 14, 2025, Stephen P. Mullery, the Executive Vice President - General Counsel and Secretary of the Federal Agricultural Mortgage Corporation (“Farmer Mac”), advised the company that he is retiring. Farmer Mac and Mr. Mullery have agreed upon a date of April 3, 2026 for his retirement (“Retirement Date”). In connection with his transition, Mr. Mullery will step down from his current role and serve as a senior advisor to his successor, Geraldine Hayhurst, who is expected to assume the role of Executive Vice President - Chief Legal Officer and Secretary on September 8, 2025.

(e) Compensatory Arrangements of Certain Officers

In connection with Mr. Mullery’s transition, Farmer Mac and Mr. Mullery have entered into a transition agreement dated August 14, 2025 (“Transition Agreement”), the terms of which were approved by Farmer Mac’s Board of Directors on that same day. The Transition Agreement provides that Mr. Mullery will continue to be actively employed by Farmer Mac and, as such, will receive continued compensation as previously in effect until his Retirement Date. Mr. Mullery will remain eligible for a discretionary cash bonus under Farmer Mac’s short-term incentive program for performance in 2025 and continued participation in Farmer Mac’s nonqualified deferred compensation plan and will continue to receive all benefits applicable to full-time employees and the executive health benefit. Mr. Mullery’s departure from Farmer Mac on the Retirement Date will meet the definition of “Retirement” under Section 4 of the applicable award agreements for his outstanding awards of stock appreciation rights and restricted stock units previously granted by Farmer Mac.

In addition, as an incentive to remain a full-time employee until the Retirement Date, Farmer Mac has agreed to pay Mr. Mullery a lump sum equal to $500,000 along with the excess, if any, of his target cash bonus for 2025 over the actual cash bonus paid to him for performance in 2025. Farmer Mac will also grant Mr. Mullery a time-vested restricted stock unit award with a targeted value of $200,000 (“Transition RSUs”) related to shares of Farmer Mac’s Class C non-voting common stock under the company’s Amended and Restated 2008 Omnibus Incentive Plan. The Transition RSUs will fully vest on May 2, 2026, as long as Mr. Mullery remains employed until the Retirement Date. The payments, vesting of the Transition RSUs, and benefits described herein are contingent on Mr. Mullery’s execution of a Separation Agreement and General Release of All Claims on or after the Retirement Date.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached to this report as Exhibit 10.1 and is incorporated by reference in this report.

Item 7.01    Regulation FD Disclosure.

On August 18, 2025, Farmer Mac issued a press release to announce the retirement of Mr. Mullery and the appointment of Geraldine Hayhurst as Executive Vice President - Chief Legal Officer and Secretary. A copy of the press release is attached to this report as Exhibit 99.1. All references to www.farmermac.com in Exhibit 99.1 are inactive textual references only, and the information contained on Farmer Mac’s website is not incorporated by reference into this report.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, nor will any of such information or portion of Exhibit 99.1 be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in that filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1    Transition Agreement dated August 14, 2025, by and between the Registrant and Stephen P. Mullery
99.1    Press Release dated August 18, 2025
104    Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Bradford T. Nordholm
Name: Bradford T. Nordholm
Title: President and Chief Executive Officer

Dated: August 18, 2025